SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

      HASTINGS MANUFACTURING COMPANY
(Name of Registrant as Specified in its Charter)

____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

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HASTINGS MANUFACTURING COMPANY
325 North Hanover
Hastings, Michigan 49058
Telephone No. (616) 945-2491
Facsimile No. (616) 945-4667

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2000

_____________________________________________________________________________

        You are cordially invited to attend the Annual Meeting of Shareholders of Hastings Manufacturing Company, a Michigan corporation ("Hastings"), to be held at its principal office located at 325 North Hanover, Hastings, Michigan, on Tuesday, May 9, 2000, at 9:00 a.m., local time, for the following purposes:

1.	To elect three directors to three-year terms expiring in 2003.

2.	To transact any other business that may properly come before the meeting and any adjournment thereof.

        Only shareholders of record at the close of business on March 20, 2000, are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments thereof.

        Your attention is directed to the enclosed Proxy Statement and Proxy. The Annual Report of Hastings for the year ended December 31, 1999 is also enclosed.

        ALL SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THIS PROXY WILL NOT BE USED.

By Order of the Board of Directors /s/Monty C. Bennett MONTY C. BENNETT Secretary

April 10, 2000

HASTINGS MANUFACTURING COMPANY
325 North Hanover
Hastings, Michigan 49058
Telephone No. (616) 945-2491
Facsimile No. (616) 945-4667

ANNUAL MEETING OF SHAREHOLDERS
May 9, 2000

PROXY STATEMENT

INTRODUCTION

        This Proxy Statement and the enclosed Proxy are being furnished to holders of Common Stock, $2 par value per share ("Common Stock"), of Hastings Manufacturing Company ("Hastings" or the "Company") in connection with the solicitation of proxies by the Board of Directors of Hastings for use at the Company's 2000 Annual Meeting of Shareholders and any adjournment thereof. The Annual Meeting will be held at 9:00 a.m., local time, on Tuesday, May 9, 2000, at the principal office of Hastings, which is located at 325 North Hanover, Hastings, Michigan, for the purposes set forth in the accompanying "Notice of Annual Meeting of Shareholders."

        If a Proxy in the enclosed form is properly executed and returned to Hastings, the shares of Common Stock represented by the Proxy will be voted in accordance with the wishes specified on the Proxy. If no choice is specified, the designated proxies will vote the shares represented by the Proxy (1) for the election of the director nominees named in this Proxy Statement and (2) in accordance with their best judgment with respect to any other matter that may properly come before the meeting and any adjournment thereof.

        Any shareholder who executes and delivers a Proxy may revoke it at any time before it is voted at the Annual Meeting by giving notice in writing directed to the Secretary of Hastings at the address set forth above, by submitting a Proxy bearing a later date or by attending the meeting and voting in person. A shareholder's attendance at the Annual Meeting will not, by itself, revoke that shareholder's Proxy.

        This Proxy Statement is being mailed to shareholders of Hastings on or about April 10, 2000.

ELECTION OF DIRECTORS

        The Board of Directors has nominated the following three persons for election to the Board of Directors for three-year terms expiring at the Annual Meeting of Shareholders in 2003 or until their respective successors are elected and qualified:

Mark R. S. Johnson	Dale W. Koop	Douglas A. DeCamp

        Five other directors are serving terms that will expire in 2001 and 2002. The designated proxies intend to vote for the election of the nominees named above. The nominees have consented to being named in this Proxy Statement and to serve as directors if elected. If any one or more of the nominees should become unable or unwilling to serve, which is not contemplated, the incumbent Board of Directors may or may not select substitute nominees. If one or more substitute nominees are selected, the shares represented by a Proxy will be voted for the election of the substitute nominee(s). Proxies will not be voted for more than the number of nominees named in this Proxy Statement.

        A plurality of votes cast by the holders of shares of Common Stock present in person or by proxy at the Annual Meeting and voting on the election of directors is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted on the election, and the number of votes of which a plurality is required will be reduced by the number of shares not voted.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
FOR ALL THE NOMINEES AS DIRECTORS

VOTING SECURITIES

        The Board of Directors fixed the close of business on Monday, March 20, 2000, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders to be held May 9, 2000, and any adjournments thereof.

        At the close of business on March 20, 2000, there were 760,766 issued and outstanding shares of Common Stock. Each share of Common Stock issued and outstanding on the record date entitles its holder to one vote in person or by proxy on each matter presented for shareholder action.

Security Ownership of Certain Beneficial Owners

        The following persons beneficially owned more than five percent of the outstanding shares of Hastings Common Stock as of March 20, 2000:

Name and Address	Amount of	Nature of	Percent of
of Beneficial	Beneficial	Beneficial	Outstanding
Owner of Common Stock	Ownership	Ownership	Shares

Stephen I. Johnson	0 shares		Sole voting and dispositive power	*
907 West Madison	227,218 shares	(1)	Shared voting or dispositive power	29.9%
Hastings, MI 49058	227,218 shares	(1)	Total beneficial ownership	29.9%

The Johnson Family Group	0 shares		Sole voting and dispositive power	*
c/o Stephen I. Johnson (2)	386,534 shares		Shared voting or dispositive power	50.4%
907 West Madison	386,534 shares		Total beneficial ownership	50.4%
Hastings, MI 49058

Dimensional Fund	47,300 shares		Sole voting and dispositive power	6.2%
Advisors Inc. (3)	0 shares		Shared voting or dispositive power	*
1299 Ocean Ave., 11th Floor	47,300 shares		Total beneficial ownership	6.2%
Santa Monica, CA 90401

Amici Associates and	71,200 shares		Sole voting and dispositive power	9.4%
The Collectors' Fund (4)	0 shares		Shared voting or dispositive power	*
100 Park Avenue	71,200 shares		Total beneficial ownership	9.4%
New York, NY 10017

Mark R. S. Johnson	64,375 shares	(5)	Sole voting and dispositive power	8.4%
c/o Hastings Mfg. Co.	1,350 shares	(5)	Shared voting or dispositive power	*
325 North Hanover	65,725 shares	(5)	Total beneficial ownership	8.6%
Hastings, MI 49058
_______________________________________
* = less than 1%.	(footnotes are set forth on the following page)

        (1)        Includes shares held by the Stephen I. Johnson Trust, the Isabel Sage Johnson Trust, the Anna M. Johnson Trust and the Aben E. Johnson Trust, for each of which Mr. Johnson is a trustee, and shares held by S&I Johnson Limited Partnership. SAMCO, Inc., of which Mr. Johnson is the president and a director, is the general partner of S&I Johnson Limited Partnership.

        (2)        Based on information provided by the Stephen I. Johnson Family Group (the "Johnson Family Group"). On October 26, 1982, the Johnson Family Group filed a report on Schedule 13D (the "Schedule 13D") with the Securities and Exchange Commission and the American Stock Exchange in connection with a tender offer that terminated in January of 1983. Amendment No. 2 to the Schedule 13D was filed with the Securities and Exchange Commission on or about April 1, 1993. The Johnson Family Group consists primarily of family members and close relatives of Stephen I. Johnson. The Schedule 13D, as amended, contains a Shareholder Letter of Intent that states that Johnson Family Group members believe it is in the best interests of Hastings, its shareholders, its employees and the local community that Hastings remain an independently owned corporation and further states that Johnson Family Group members intend to oppose any takeover attempt that would result in Hastings no longer remaining an independently owned corporation and which is not in the best interest of Hastings, its shareholders, its employees or the local community. The shares indicated as beneficially owned by Stephen I. Johnson are also included in the amounts beneficially owned by the Johnson Family Group.

        (3)        Based on information set forth in a report on Schedule 13G dated February 4, 2000. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, has informed Hastings that it is deemed to have beneficial ownership of 47,300 shares of Common Stock as of December 31, 1999, all of which shares are held in portfolios of four registered investment companies to which Dimensional provides investment advice, or in certain other investment vehicles for which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

        (4)        Based on information set forth in a report on Schedule 13D dated February 21, 1991, as amended on April 8, 1991 and December 6, 1995.

        (5)        Excludes shares held by S&I Johnson Limited Partnership, of which Mr. Johnson disclaims beneficial ownership. See note (1) above. SAMCO, Inc., of which Mr. Johnson is a vice president and director, is the general partner of S&I Johnson Limited Partnership. A trust of which Mr. Johnson is co-trustee is the majority shareholder of SAMCO, Inc. The shares set forth in the row entitled "Shared voting or dispositive power" are shares owned by Mr. Johnson's spouse individually.

Security Ownership of Management

        The following table shows the beneficial ownership of shares of Common Stock, held as of March 20, 2000, by each director, each nominee for election as director, each of the named executive officers (as defined in the Summary Compensation Table) and by all directors and executive officers of the Company as a group:

	Amount of		Percent of
Name of	Beneficial	Nature of	Outstanding
Beneficial Owner	Ownership	Beneficial Ownership	Shares (1)

Mark R. S. Johnson	64,375 shares	(2)	Sole voting and dispositive power	8.4%
	1,350 shares	(2)	Shared voting or dispositive power	*
	65,725 shares	(2)	Total beneficial ownership	8.6%

Andrew F. Johnson	26,722 shares	(3)	Sole voting and dispositive power	3.5%
	5,621 shares	(3)	Shared voting or dispositive	*
	32,343 shares	(3)	Total beneficial ownership	4.2%

William R. Cook	2,500 shares		Sole voting and dispositive power	*
	0 shares		Shared voting or dispositive power	*
	2,500 shares		Total beneficial ownership	*

Richard L. Foster	900 shares		Sole voting and dispositive power	*
	200 shares		Shared voting or dispositive power	*
	1,100 shares		Total beneficial ownership	*

Monty C. Bennett	4,560 shares		Sole voting and dispositive power	*
	0 shares		Shared voting or dispositive power	*
	4,560 shares		Total beneficial ownership	*

Dale W. Koop	4,560 shares		Sole voting and dispositive power	*
	0 shares		Shared voting or dispositive power	*
	4,560 shares		Total beneficial ownership	*

Neil A. Gardner	900 shares		Sole voting and dispositive power	*
	20 shares		Shared voting or dispositive power	*
	920 shares		Total beneficial ownership	*

Douglas A. DeCamp	2,900 shares		Sole voting and dispositive power	*
	0 shares		Shared voting or dispositive power	*
	2,900 shares		Total beneficial ownership	*

Thomas J. Bellgraph	4,060 shares		Sole voting and dispositive power	*
	0 shares		Shared voting or dispositive power	*
	4,060 shares		Total beneficial ownership	*

All directors and	117,807 shares		Sole voting and dispositive power	15.1%
executive officers	7,191 shares		Shared voting or dispositive power	*
as group (11 persons)	124,998 shares		Total beneficial ownership	16.1%

_____________________
* = less than 1%.	(footnotes are set forth on the following page)

        (1)        The percentages set forth in this column were calculated on the basis of 760,766 shares of Common Stock outstanding as of March 20, 2000, plus shares of Common Stock subject to options held by the listed person and that were exercisable on March 20, 2000 or that will become exercisable within 60 days after March 20, 2000. Shares subject to such options are considered to be outstanding for purposes of this chart. The number of shares subject to such options for each listed person is set forth below:

Mark R. S. Johnson	3,000
Andrew F. Johnson	3,000
William R. Cook	900
Richard L. Foster	900
Monty C. Bennett	1,600
Dale W. Koop	1,600
Neil A. Gardner	900
Douglas A. DeCamp	900
Thomas J. Bellgraph	1,600

All directors and executive officers as a group	17,250

        (2)        Excludes shares held by S&I Johnson Limited Partnership, of which Mr. Johnson disclaims beneficial ownership. SAMCO, Inc., of which Mr. Johnson is a vice president and director, is the general partner of S&I Johnson Limited Partnership. A trust of which Mr. Johnson is co-trustee is the majority shareholder of SAMCO, Inc. The shares set forth in the row entitled "Shared voting or dispositive power" are shares owned by Mr. Johnson's spouse individually.

        (3)        Excludes shares held by S&I Johnson Limited Partnership, of which Mr. Johnson disclaims beneficial ownership. SAMCO, Inc., of which Mr. Johnson is a vice president and director, is the general partner of S&I Johnson Limited Partnership. A trust of which Mr. Johnson is co-trustee is the majority shareholder of SAMCO, Inc. The shares set forth in the row entitled "Shared voting or dispositive power" are shares held in a trust of which Mr. Johnson's spouse is trustee.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table shows certain information concerning each director, nominee for director and executive officer, supplied by them as of December 31, 1999:

Nominees to be Elected for Three-Year
Terms Expiring in 2003

	Principal Occupation	Director
Name and Age	or Employment (1)	Since

Mark R. S. Johnson	Co-CEO/President-Marketing of Hastings	1977
Age 52	(since 1994)

Dale W. Koop	Vice President-Engineering of Hastings	1982
Age 61	(since 1982)

Douglas A. DeCamp	President/CEO FHI, Inc. (formerly Flexfab, Inc.),	1984
Age 62	a producer of aircraft hosing and
	fiberglass products (since 1984)

Incumbent Directors
Term Expiring in 2001

	Principal Occupation	Director
Name and Age	or Employment (1)	Since

Neil A. Gardner	Executive Vice President of Hastings City Bank,	1983
Age 53	Hastings, Michigan (since 1976)

Richard L. Foster	Retired; Production Control Manager of	1984
Age 72	Hastings (1987-1988)

Incumbent Directors
Term Expiring in 2002

	Principal Occupation	Director
Name and Age	or Employment (1)	Since

Andrew F. Johnson	Co-CEO/President-Operations of Hastings	1977
Age 50	(since 1994)

William R. Cook	President of Pidgas, Inc.	1977
Age 58	Hastings, Michigan (since 1975)

Monty C. Bennett	Vice President-Employee Relations	1982
Age 62	(since 1986) and Secretary
	(since 1982) of Hastings

Executive Officers
Who Are Not Directors

Name and Age	Positions with Hastings

Thomas J. Bellgraph	Vice President - Finance
Age 48	(since January 1996) and Treasurer (since 1986)

Stephen G. Uhen (2)	Vice President of Information
Age 51	Services (since December 1997)

Jeffrey P. Guenther (3)	Vice President of Marketing (since June 1998)
Age 36
_________________________

        (1)        Except as noted, each person listed above has been engaged in the same principal occupation for more than five years. No director or nominee for director is the director of any company that has a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or is subject to Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

        (2)        Mr. Uhen served as the Company's Information Services Manager from November 1995 through December 1997. From 1988 through 1995, Mr. Uhen served as Systems Programs Manager of the Company.

        (3)        Mr. Guenther served as the Company's Marketing and Sales Director from July 1997 through June 1998. From 1987 through 1997, Mr. Guenther served as the Company's Marketing Coordinator.

        There are no family relationships (closer than first cousin) between any of the above-named persons, except that Mark R. S. Johnson and Andrew F. Johnson are brothers.

Organization of the Board of Directors

        The Hastings Board of Directors does not have a standing committee for nominating individuals for election as directors. The Hastings Board of Directors selects its nominees for election to the new Board of Directors at its first meeting each year in either January or February. The Hastings Board of Directors will consider nominees recommended by shareholders provided that such nominations are timely submitted in accordance with Hastings' Bylaws. To be timely, nominations by shareholders should be submitted at least 120 days before an annual meeting of shareholders or, in the case of a special meeting at which directors will be elected, not more than seven days after the notice of such special meeting. All shareholder nominations should be in writing and state the name, age and business and residence addresses of the nominee, his or her principal occupation or employment, the number of shares of Hastings Common Stock that the nominee owns, a statement that the nominee is willing to be nominated and such other information concerning the nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee. The Board of Directors will not consider any nomination that does not provide this information.

        The Hastings Board of Directors has a standing Audit Committee composed of William R. Cook (Chairman), Neil A. Gardner, Douglas A. DeCamp and Richard L. Foster. The function of the Audit Committee is to recommend independent auditors to the Board of Directors for the annual audit of Hastings and its subsidiaries and to discuss the results of the audit with the independent auditors. The Audit Committee is responsible for causing suitable examinations of the financial records and operations of Hastings and its subsidiaries to be performed by the internal auditor and for reviewing internal controls to insure the objectivity of Hastings' financial statements. During 1999, the Audit Committee met two times.

        The Hastings Board of Directors has a standing Compensation Committee composed of the following outside directors: William R. Cook, Douglas A. DeCamp and Neil A. Gardner. The function of the Compensation Committee is to determine if director and officer compensation by Hastings is comparable to industry standards and to make appropriate recommendations to the Board of Directors. The Compensation Committee met one time in 1999.

        In December 1995, the Board of Directors established a Strategic Planning Committee. The function of the Strategic Planning Committee is to consider and develop strategic policies and proposals intended to enhance shareholder value in the long or short term and to make recommendations to the Board of Directors with respect to any such policy or proposal. The Committee has discretionary authority to review and negotiate any sale or merger proposal received by Hastings and to make recommendations to the Board of Directors with respect to any such proposal. The members of the Committee may only consist of members of the Board of Directors who are not and have not for a five-year period been officers or employees of Hastings. The current members of the Committee are William R. Cook, Richard L. Foster and Neil A. Gardner (Chairman). The Strategic Planning Committee met three times in 1999.

        During 1999, there were seven meetings of the Board of Directors. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the year.

COMPENSATION OF DIRECTORS

        All directors who are not full-time employees of Hastings are paid a fee of $700 for each regular or special meeting of the Board of Directors and $700 for each committee meeting attended by the director. Directors who are full-time employees of Hastings do not receive additional compensation.

EXECUTIVE COMPENSATION

        Compensation on an accrual basis during 1999, 1998 and 1997 for the Co-Chief Executive Officers of Hastings and for the three most highly compensated executive officers, other than the Co-Chief Executive Officers, who earned over $100,000 in salary and bonus in 1999 (the "named executive officers") is set forth together with certain other information in the following table. The executive officers of Hastings are appointed annually by and serve at the pleasure of the Board of Directors.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Awards
Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards(1)	Securities Underlying Options	All Other Compensation(2)

Mark R. S. Johnson	1999	$213,581	$0	$9,625	1,500	$12,148
Co-Chief Executive Officer	1998	207,360	85,956	18,500	1,500	12,232
President-Marketing	1997	192,000	35,887	20,375	1,500	12,099

Andrew F. Johnson	1999	$213,581	$0	$9,625	1,500	$12,148
Co-Chief Executive Officer	1998	207,360	85,956	18,500	1,500	12,232
President-Operations	1997	192,000	35,887	20,375	1,500	12,099

Dale W. Koop	1999	$111,487	$0	$5,775	800	$10,154
Vice President-	1998	108,240	28,792	11,100	800	8,841
Engineering	1997	102,120	9,912	12,225	800	7,273

Thomas J. Bellgraph	1998	$105,522	$0	$5,775	800	$10,248
Vice President-Finance	1998	102,088	27,140	11,100	800	8,479
	1997	93,600	9,143	12,225	800	4,682

Monty C. Bennett	1999	$103,008	$0	$5,775	800	$9,873
Vice-President	1998	100,008	26,668	11,100	800	8,096
Employee Relations	1997	94,320	9,228	12,225	800	6,615
_______________________

        (1)        The values of restricted stock awards reported in this column are calculated using the closing market price of Common Stock on the date of grant. As of the end of Hastings' 1999 fiscal year, each of the named executive officers held shares of restricted stock. Dividends will be paid on shares of restricted stock at the same rate dividends are paid on Common Stock. The number of shares of restricted stock held by each named individual and the aggregate value of those shares (as represented by the closing price of Common Stock on December 31, 1999, which was $8.125 per share) at the end of the Company's 1999 fiscal year, without giving effect to the diminution of value attributable to the restrictions on the stock, are set forth below:

	Number of Shares	Aggregate Value

Mark R. S. Johnson	4,480	$ 36,400
Andrew F. Johnson	4,480	$ 36,400
Dale W. Koop	2,720	$ 22,100
Thomas J. Bellgraph	2,420	$ 19,663
Monty C. Bennett	2,720	$ 22,100

        See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION--Restricted Stock Plan" for information concerning the vesting of shares awarded under the Restricted Stock Plan. Performance goals under the Restricted Stock Plan were not met in 1999.

        (2)        All other compensation includes: (a) Company matching contributions under the Hastings Savings Plan and (b) Company profit-sharing contributions to the Hastings Savings Plan. The amounts included for each factor in 1999 are:

	(a)	(b)

Mark R. S. Johnson	$4,000	$8,148
Andrew F. Johnson	4,000	8,148
Dale W. Koop	2,400	7,754
Thomas J. Bellgraph	3,196	7,052
Monty C. Bennett	2,400	7,473

STOCK OPTIONS

        At the 1998 annual meeting, the Company's shareholders approved the Hastings Manufacturing Company Stock Option and Restricted Stock Plan of 1997 (the "Stock Option Plan"). The Stock Option Plan provides that stock options, restricted stock and tax benefit rights may be granted or awarded under the plan to corporate and subsidiary directors, officers and key employees of the Company with respect to 38,000 shares of Common Stock. The following tables set forth certain information concerning stock options granted under the Stock Option Plan to the named executive officers during 1999 and the options held by them at year-end:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%

Mark R. S. Johnson	1,500	21.4%	$ 9.625	11/30/2009	$ 9,083	$ 23,003
Andrew F. Johnson	1,500	21.4%	$ 9.625	11/30/2009	$ 9,083	$ 23,003
Dale W. Koop	800	11.4%	$ 9.625	11/30/2009	$ 4,844	$ 12,268
Thomas J. Bellgraph	800	11.4%	$ 9.625	11/30/2009	$ 4,844	$ 12,268
Monty C. Bennett	800	11.4%	$ 9.625	11/30/2009	$ 4,844	$ 12,268

____________________

        (1)       The percentages in this column were based on options to purchase a total of 7,000 shares of Common Stock granted in 1999, which excludes 3,200 shares granted to non-employee directors.

FISCAL YEAR-END OPTION VALUES

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Mark R. S. Johnson	3,000	1,500	$ 0	$ 0
Andrew F. Johnson	3,000	1,500	$ 0	$ 0
Dale W. Koop	1,600	800	$ 0	$ 0
Thomas J. Bellgraph	1,600	800	$ 0	$ 0
Monty C. Bennett	1,600	800	$ 0	$ 0

________________________

        (1)       None of the foregoing options are considered "in the money" because their exercise prices were higher than the market value as of December 31, 1999 ($8.125 per share of Common Stock).

DEFERRED COMPENSATION

        In 1986, Hastings adopted a defined contribution 401(k) profit-sharing plan known as the Hastings Savings Plan. This plan is administered by Hastings and is available to all salaried employees. Individual accounts are maintained for contributions made on behalf of each employee and each employee has a choice of investment options as to the balance in his or her account. There are four types of contributions to the plan: (1) an employee can make a voluntary contribution of the employee's compensation which is deducted by Hastings from the employee's normal compensation (legal limitations may restrict the maximum voluntary contribution by an employee in any year); (2) Hastings makes matching contributions equal to 40 percent of the amount of an employee's voluntary contribution, but only on the first 6 percent of an employee's compensation; (3) annually, from net profits, Hastings contributes for each employee an amount equal to 3 percent of the employee's compensation, plus 1 percent of the employee's compensation in excess of 25 percent of the social security wage base, plus 2 percent of the employee's compensation in excess of 75 percent of the social security wage base; and (4) Hastings may make discretionary contributions, from net profits, which are allocated among the participants based on the employee's annual compensation compared to total annual compensation of all employees. Benefits are payable at age 65 (normal retirement) or upon total disability, death or early employment termination. There are vesting requirements for Hastings' profit-sharing and discretionary contributions (but not for an employee's voluntary or Hastings' matching contributions). For employees who became participants prior to January 1, 1989, the vesting schedule is 40 percent vesting after 4 years of service, with 100 percent vesting after 5 years of service. For employees who became participants on or after January 1, 1989, the vesting schedule is 100 percent after 5 years of service.

STOCK PERFORMANCE

        The following graph compares the cumulative total shareholder return on Hastings Common Stock to the AMEX Market Index and a Peer Group Index. The AMEX Market Index is a broad equity market index published by the American Stock Exchange. The Peer Group Index is based upon the cumulative total shareholder return on the common stock of the companies in the automotive parts and accessories industry that are identified in Note (1) on page 11.

        The returns of each member of the Peer Group are weighted according to the respective issuer stock market capitalization at the beginning of each period for which a return is indicated. Both indices assume dividend reinvestment. Cumulative total return is measured by dividing (1) the sum of (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between the share price at the end and the beginning of the measurement period, by (2) the share price at the beginning of the measurement period.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

STOCK PERFORMANCE GRAPH

(Assumes $100 invested on December 31, 1994 and reinvestment of dividends)

        The table below shows dollar values for cumulative total shareholder return plotted in the graph above as of December 31 for each of the following years.

	1994	1995	1996	1997	1998	1999
Hastings	$100.00	$ 96.71	$117.80	$192.38	$170.88	$ 81.07
AMEX Market Index	100.00	128.90	136.01	163.66	161.44	201.27
Peer Group Index(1)	100.00	106.76	134.55	171.78	175.28	148.48

______________________________

        (1)        The companies used to create the Peer Group Index are those included in the Media General Financial Services, Inc. Industry Group 333, which consists of publicly traded companies that manufacture motor vehicle parts and accessories, but do not engage in manufacturing of complete car bodies. The following companies were included in this Industry Group: A.O. Smith Corporation; Aftermarket Technology Corp.; American Axle & Manufacturing Holdings, Inc.; Amerigon Incorporated; Arvin Industries, Inc.; Autocam Corporation; Autoliv, Inc.; Barnes Group Inc.; Bonded Motors, Inc.; Borg-Warner Automotive, Inc.;

CLARCOR Inc.; Collins & Aikman Corporation; Collins Industries, Inc.; The Colonel's International, Inc.; Consulier Engineering, Inc.; Dana Corporation; Decoma International, Inc.; Delco Remy International, Inc.; Delphi Automotive Systems Corporation; Desc, S.A. de C.V.; Detroit Diesel Corporation; Donnelly Corporation; Earl Scheib, Inc.; Eaton Corporation; Edelbrock Corporation; Federal-Mogul Corporation; Gentek, Inc.; Gentex Corporation; Glas-Aire Industries Group Ltd.; Global Technovations, Inc.; Hastings Manufacturing Company; Hayes Lemmerz International, Inc.; IMPCO Technologies, Inc.; ITT Industries, Inc.; Jason Incorporated; Johnson Controls, Inc.; Lund International Holdings, Inc.; Magna International Inc.; MascoTech, Inc.; McLaren Automotive Group, Inc.; Meritor Automotive, Inc.; Modine Manufacturing Company; Noble International, Ltd.; OEA, Inc.; Orbital Engine Corporation, Ltd.; R&B, Inc.; Safety Components International, Inc.; Simpson Industries, Inc.; SPX Corporation; Standard Motor Products, Inc.; Stoneridge, Inc.; Strattec Security Corporation; Superior Industries International, Inc.; T.J.T., Inc.; Tesma International Incorporated; Transpro, Inc.; TRW Inc.; U.S. Automotive Manufacturing, Inc.; Universal Mfg. Co.; Wescast Industries, Inc.; Westinghouse Air Brake Company; Williams Controls, Inc.; and Wynn's International, Inc. Shareholders may obtain more information about Media General Financial Services, Inc. Industry Group 333 by visiting Media General's website at www.mgfs.com. Autocam Corporation was acquired in February 2000 and thereafter its stock was delisted from the Nasdaq Stock Market. The stock of Safety Components International, Inc. was also delisted from the Nasdaq Stock Market in February 2000. Accordingly, these two companies are no longer included in Media General Financial Services, Inc. Industry Group 333.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Company's executive compensation policy is formulated and recommended to the Board by the Compensation Committee of the Board of Directors. The Compensation Committee also administers the Company's compensation plans. The Compensation Committee evaluates annual salaries and incentive compensation plans for the executive officers and recommends the salaries and compensation to the Board. The Board of Directors makes the final decision on whether to adopt the Compensation Committee's recommendations.

Compensation Policies For Executive Officers

        The Compensation Committee's executive compensation philosophy is intended to provide competitive levels of compensation, "tie" or "couple" officers' compensation with the achievement of the Company's performance objectives, reward good corporate performance, recognize individual achievement and allow the Company to attract and retain quality executive officers. The Compensation Committee's compensation policy provides that a significant portion of the annual compensation of each executive officer must relate to, and be contingent upon, the performance of the Company. The Compensation Committee believes that this policy enhances shareholder value by rewarding executive officers for profitable growth of the Company.

        Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid to certain executive officers. The Company has examined its executive compensation policies in light of Section 162(m) and will continue to assess the impact of Section 162(m) and take action to assure that appropriate levels of deductibility are maintained. It is not expected that any portion of the Company's deduction for employee remunerations will be disallowed in 2000.

        Compensation for executive officers, including the Co-Chief Executive Officers, is comprised of three primary components: base salary, an annual incentive bonus, and awards of restricted stock and/or stock option grants. Executive officers also receive various fringe benefits that are offered to other employees including, health and life insurance benefits and Company contributions to their Hastings Savings Plan accounts.

Base Salary

        The Company seeks to attract and retain executives by providing base salaries that are generally competitive with salaries paid for comparable positions with companies of similar general type and size in the marketplace. The Company obtains comparable salary information through various surveys. The skill and experience required by the position, job performance, accountability, length of service and current economic conditions also affect what an officer earns as a base salary.

        In general, the Company reviews the base salary of executive officers on an annual basis. Annual salary adjustments are determined by evaluating comparable salaries for executives at other companies, the job performance of the officer and any increase in responsibilities of the officer.

Annual Cash Incentive Bonus

        The Company's executive officers may receive an annual cash incentive bonus which is based on the Company's operating performance and consolidated net income before income tax expense.

Stock Option and Restricted Stock Plan of 1997

        The Company's Stock Option Plan provides that stock options, restricted stock and tax benefit rights may be granted or awarded under the plan to corporate and subsidiary directors, officers and key employees of the Company with respect to 38,000 shares of Common Stock. The Compensation Committee believes that the Stock Option Plan helps to align the interests of the Company's executive officers and key employees with those of the Company and its shareholders. This is because awards under the plan become more valuable as the Company's stock price increases.

        The Stock Option Plan is administered by the Compensation Committee, which makes recommendations to the Board of Directors as to the participants who should receive incentive awards under the plan, the number of options or other incentive awards that should be awarded, the terms of each grant, and other determinations necessary under the plan. Thus far, the Compensation Committee has made these determinations three times, in December 1997, 1998 and 1999. The committee intends to continue making its determinations on an annual basis and in making its determinations will consider, among other things, Company performance and individual participant achievement during the year.

Restricted Stock Plan

        The Company also provides executive officers and certain other key employees of the Company with incentives to increase the long-term profitability of the Company by a restricted stock plan that was established in 1990 (the "Restricted Stock Plan"). Like the Stock Option Plan, the Compensation Committee believes that the Restricted Stock Plan helps to align the interests of the Company's executive officers and key employees with those of the Company and its shareholders by encouraging and promoting stock ownership by management. The Compensation Committee believes that the Restricted Stock Plan will result in better long-term performance for the Company and its shareholders. The Company currently has no target ownership level for equity holdings by officers.

        The Restricted Stock Plan is administered by a committee (the "RSP Committee"), consisting of three outside directors who are not eligible to participate in the Restricted Stock Plan. Every award of Common Stock under the Restricted Stock Plan will be subject to two types of restriction. The first restriction is based on a continuation of employment for five years (except in the case of retirement with prior approval, death or disability); otherwise, the recipient forfeits the unvested portion of any restricted stock held by him or her. Second, a portion of each award of restricted stock is also tied to achievement of certain performance goals established by the RSP Committee. The performance goals may be company-wide, subsidiary-wide or division-wide or tailored to the individual recipient. The performance goals have generally been based on the annual net income per share performance of the Company or the ratio of pre-tax income to net sales.

        If the Company meets or exceeds the performance goals for a particular year, then the recipient will become the owner of 20% of his or her restricted stock award. If the Company (or the individual, if applicable) fails to meet the performance goals, then the recipient will forfeit all interest in 20% of his or her restricted stock award. In other words, as long as the Company (or the individual, if applicable) meets the performance goals, then the recipient may keep the shares of stock awarded to him or her under the plan.

        All recommendations of the Compensation Committee relating to 1999 compensation were unanimously approved by the Board of Directors without modification.

Respectfully submitted, William R. Cook Douglas A. DeCamp Neil A. Gardner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The following directors were members of the Compensation Committee during 1999: William R. Cook, Douglas A. DeCamp and Neil A. Gardner. During 1999, Andrew F. Johnson, Co-CEO and President-Operations of Hastings, served as a director of Hastings City Bank, of which Neil A. Gardner is an Executive Vice President.

INDEPENDENT AUDITORS

        The Board of Directors has selected the firm of BDO Seidman, LLP, Grand Rapids, Michigan, as independent auditors to audit the consolidated financial statements of Hastings and its subsidiaries for the fiscal year ending December 31, 2000. BDO Seidman has served as independent auditors for Hastings since 1971. A representative of BDO Seidman is expected to attend the Annual Meeting of Shareholders on May 9, 2000. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Hastings' directors and officers and individuals who beneficially own more than 10 percent of the outstanding shares of Hastings Common Stock to file reports with the Securities and Exchange Commission concerning their beneficial ownership and changes in their ownership of shares of Hastings Common Stock. Such persons are required by Securities and Exchange Commission regulations to furnish to Hastings copies of all Section 16(a) reports they file.

        Based on its review of the copies of such reports received by it or written representations from certain reporting persons that no Forms 5 were required for those persons, Hastings believes that, from January 1 through December 31, 1999, all Section 16 reporting and filing requirements were fulfilled.

SHAREHOLDER PROPOSALS

        To be considered timely, all shareholder proposals intended to be presented at the annual meeting of shareholders in the year 2001 (whether or not intended for inclusion in the Company's proxy statement and form of proxy relating to that meeting) must be received by the Company not later than December 11, 2000. Shareholder proposals intended for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting should be made in accordance with Securities and Exchange Commission Rule 14a-8. All shareholder proposals should be addressed to the attention of the Secretary of the Company, 325 North Hanover, Hastings, Michigan 49058.

OTHER BUSINESS

        The Hastings Board of Directors is not aware of any other matters that may be presented to the shareholders for formal action at the meeting. If, however, any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on such matters.

SOLICITATION OF PROXIES

        The cost of soliciting Proxies will be borne by Hastings. Solicitation of Proxies will be made initially by mail. Directors, officers and employees of Hastings may solicit, without additional compensation, Proxies in person or by telephone, telegram or oral communication. In addition, banks, brokerage firms and other custodians, nominees and fiduciaries may communicate with and forward soliciting materials to beneficial owners of shares held by them to obtain authorization for execution of Proxies and may be reimbursed by Hastings for reasonable expenses incurred in sending proxy materials to those beneficial holders.

        It is important that your shares be represented at the meeting. To assure your representation, please complete, date, sign and return promptly your proxy in the enclosed postage prepaid envelope.

BY ORDER OF THE BOARD OF DIRECTORS /s/Monty C. Bennett MONTY C. BENNETT Secretary

PROXY	PROXY
Hastings Manufacturing Company
325 North Hanover
Hastings, Michigan 49058
Telephone No. (616) 945-2491

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned shareholder hereby appoints Monty C. Bennett and Andrew F. Johnson, and each of them, each with full power of substitution, proxies to represent the shareholder listed on the reverse side of this Proxy and to vote all shares of Common Stock of Hastings Manufacturing Company that the shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders to be held at the principal office of Hastings Manufacturing Company in the City of Hastings, Michigan, on Tuesday, May 9, 2000, at 9 a.m. local time, and any adjournment of that meeting.

     If this Proxy is properly executed, the shares represented by this Proxy will be voted as specified. If no specification is made, the shares represented by this Proxy will be voted for the election of all nominees named on this Proxy as directors. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side)

HASTINGS MANUFACTURING COMPANY

1.	ELECTION OF DIRECTORS - Nominees: Mark R. S. Johnson, Dale W. Koop, Douglas A. DeCamp	For	Withheld	For All Except Those Indicated

	(INSTRUCTION: To withhold authority to vote for any individual nominee, strike through that nominee's name above)	[ ]	[ ]	[ ]

Your Board of Directors recommends that you vote "FOR" all Nominees

          If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting of Shareholders, each Proxy may be voted for any substitute nominee designated by the present Board of Directors. If no specification is made, the shares represented by this Proxy will be voted for election of the nominees named above and for approval of the other proposal identified above. Further, the proxies named herein shall have discretionary authority to vote on other matters, not presently known, that may come before the meeting or any adjournments thereof. Receipt of the Notice of Annual Meeting and Proxy Statement dated April 10, 2000, is acknowledged.

Dated: ________________, 2000	X X Signature of Shareholder(s)

IMPORTANT -- Please sign exactly as your name(s) appears on this Proxy. When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. If shares are held jointly, each holder should sign.